SECURITIES PURCHASE AGREEMENT This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 9, 2023, is by and among Lifecore Biomedical, Inc. (f/k/a Landec Corporation), a Delaware corporation with its principal executive offices located at 3515 Lyman Boulevard, Chaska, Minnesota 55318 (the “Company”), and the investors (individually, a “Buyer” and collectively, the “Buyers”) listed on Annex A attached hereto (the “Schedule of Buyers”). WHEREAS: A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act. B. The Company has authorized the filing of a certificate of designation (as may be amended from time to time, the “Certificate of Designation”) in the form attached hereto as Exhibit A, creating a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, the terms of which are set forth in the Certificate of Designation (the “Series A Preferred Shares”), which Series A Preferred Shares shall be entitled to receive additional Series A Preferred Shares as dividends (the “PIK Shares”), and such Series A Preferred Shares shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock” and, as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designation. C. Each Buyer wishes to purchase, and the Company wishes to sell at the Closing (as defined below), upon the terms and conditions stated in this Agreement, that aggregate number of Series A Preferred Shares set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers (which aggregate number for all Buyers shall be 38,750 shares of Series A Preferred Shares). D. As a condition precedent to the Closing, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws. E. The Series A Preferred Shares, including the PIK Shares, and the Conversion Shares collectively are referred to herein as the “Securities.” NOW, THEREFORE, the Company and each Buyer hereby agree as follows: 1. PURCHASE AND SALE OF SERIES A PREFERRED SHARES. (a) Purchase of Series A Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), the number of Series A Preferred Shares set forth opposite each such Buyer’s name in column (3) of the Schedule of Buyers (the “Closing”). (b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer), and

2 shall be undertaken remotely by electronic transfer of the documentation that is required to be delivered pursuant to Sections 6 and 7 below. (c) Purchase Price. Each Buyer shall pay $1,000 (the “Purchase Price”) for each Series A Preferred Share to be purchased by such Buyer at the Closing (the “Purchased Shares”). The aggregate purchase price for the Series A Preferred Shares shall be the product of (i) $1,000 and (ii) the aggregate number of Series A Preferred Shares purchased by the Buyers at the Closing. (d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its applicable Purchase Price to the Company for the applicable Purchased Shares, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) upon receipt by the Company of such payment, the Company shall issue to such Buyer in certificated form such number of applicable Series A Preferred Shares. 2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date: (a) Organization and Qualification. Such Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Such Buyer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. As used in this Agreement, “Buyer Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by such Buyer of any of the transactions contemplated hereby on a timely basis or (ii) the material compliance by such Buyer with its obligations under the Transaction Documents (as defined in Section 3(b)). (b) Consents. Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self- regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which such Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and such Buyer is unaware of any facts or circumstances that might prevent such Buyer from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence. (c) Sufficient Funds. At the Closing, such Buyer will have available funds necessary to consummate the purchase of the applicable Purchased Shares and pay to the Company the applicable Purchase Price for such Series A Preferred Shares, as contemplated by Section 1(c). (d) No Public Sale or Distribution. Such Buyer is acquiring the applicable Purchased Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that except as otherwise set forth in the Transaction Documents, by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or

3 an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof. (e) Accredited Investor Status. Such Buyer is a qualified institutional buyer (within the meaning of Rule 144A and an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment with respect to the Series A Preferred Shares and (ii) can bear the economic risk of (A) an investment in the Securities indefinitely and (B) a total loss in respect of such investment. (f) Reliance on Exemptions. Such Buyer understands that the Securities have not been registered under the 1933 Act and are being offered and sold to it on the basis of the statutory exemption provided by Section 4(a)(2) under the 1933 Act or Regulation D promulgated thereunder, or both, and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein and in the Registration Rights Agreement in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities. (g) Information. Such Buyer and its advisors, if any, have been furnished with or have had full access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company or its representatives, it being understood that neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. (h) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. (i) General Solicitation. To such Buyer’s knowledge, neither the Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising. (j) Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such Buyer. (k) Authorization; Validity; Enforcement. Such Buyer has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which such Buyer

4 is a party. The execution and delivery of this Agreement and the other applicable Transaction Documents to which such Buyer is a party by such Buyer and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by such Buyer. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. (l) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and applicable laws of any foreign, federal, and other state laws) applicable to such Buyer or by which any property or asset of such Buyer is bound or affected, in each case other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. (m) No Other Company Representations or Warranties. Such Buyer acknowledges and agrees that neither the Company nor any of its Subsidiaries makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3. In connection with the due diligence investigation of the Company by such Buyer and its representatives, such Buyer and its representatives have received and may continue to receive from the Company and its representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their respective businesses and operations. Such Buyer hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which such Buyer is familiar, that such Buyer is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to such Buyer (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Section 3 and in any certificate or other Transaction Document delivered by the Company in connection with this Agreement, such Buyer will have no claim against the Company or any of its Subsidiaries, or any of their respective representatives, with respect thereto. 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date, except as (A) disclosed in all reports, schedules, forms, statements and other documents (including all exhibits included therein and amendments, financial statements, notes and schedules thereto) filed by it with, or furnished by it to, the SEC (all of the foregoing filed or furnished prior to such Closing Date, and all exhibits included therein and amendments, financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) other than any risk factor disclosures in any such SEC Document contained in the “Risk Factors” section or any forward-looking statements within the meaning of the 1933 Act or the Securities Exchange Act of

5 1934, as amended (the “1934 Act”), and (B) set forth in the confidential disclosure letter delivered by the Company to the Buyers prior to the execution of this Agreement (the “Company Disclosure Letter”): (a) Organization and Qualification. Each of the Company and each of its subsidiaries listed in Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended May 29, 2022 (such entities, the “Subsidiaries”) are duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is, or would reasonably be expected to be, materially adverse to (i) the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the Company’s ability to consummate any of the transactions contemplated hereby, or (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents. (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and, subject to the receipt of the Required Approvals (as defined below), perform its obligations under this Agreement, the Certificate of Designation, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto (the “Transfer Agent Instructions”, and collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series A Preferred Shares, including the PIK Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Series A Preferred Shares, including the PIK Shares, have been duly authorized by the Board of Directors of the Company (the “Board”) and, other than the Required Approvals (as defined below), no further filing, consent, or further authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents have been (or will be, upon execution) duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designation shall be filed on the date hereof with the Secretary of State of the State of Delaware pursuant to Section 7(h) and, as of such filing, shall be in full force and effect, enforceable against the Company in accordance with its terms. (c) Issuance of Securities. When the Series A Preferred Shares are issued in accordance with the terms of the Transaction Documents, such Series A Preferred Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to the rights and preferences set forth in the Certificate of Designation. As of the date hereof, the Company has duly authorized and reserved for issuance a number of shares of Common Stock that equals or exceeds 150% of the initial number of Conversion Shares issuable upon conversion of the Series A Preferred Shares, including the PIK Shares (assuming for purposes hereof, that (x) the Series A Preferred Shares are convertible at the Conversion Rate (as defined in the Certificate of Designations) and (y) dividends on the Series A Preferred Shares are paid in the form of PIK Shares for a period of five years after the Closing,

6 and without taking into account any limitations on the conversion of the Series A Preferred Shares set forth in the Certificate of Designations) (the “Required Reserve Amount”). Upon conversion of the Series A Preferred Shares in accordance with the Certificate of Designation, the applicable Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming in part the accuracy of each of the representations and warranties of the Buyers set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series A Preferred Shares, including the PIK Shares, reservation of the Required Reserved Amount and issuance of the Conversion Shares), will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended and as in effect on the Closing Date (the “Certificate of Incorporation”), or the Company’s Bylaws, as amended and as in effect on the Closing Date (the “Bylaws”), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Select Market (the “Principal Market”) and applicable laws of the State of Delaware and any foreign, federal, and other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, in each case other than such other violations, conflicts, defaults or rights that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than (i) the filing with the SEC of a Form D (if applicable), (ii) the filing with the SEC of a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, (iii) the notice and/or application to the Principal Market for the issuance and sale of the Securities and the listing of the Conversion Shares, (iv) the Stockholder Approval (as defined below), (v) one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (vi) such other filings as may be required by state securities agencies and (vii) the filing of the Certificate of Designation with the Secretary of State for the State of Delaware (collectively, the “Required Approvals”)), any court, governmental agency or any regulatory or self- regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof and other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations (x) that have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made timely after such Closing Date) or (y) that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the Principal Market applicable to it for the continued trading of its Common Stock on the Principal Market and has no knowledge of any facts or circumstances that are reasonable likely to occur that would reasonably be expected to lead to delisting or suspension of the Common Stock from the Principal Market. (f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is

7 merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives, including, without limitation, any placement agent or investment bank retained by the Company in connection with the sale of the Securities. (g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. (h) Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such the Company. (i) No Integrated Offering. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or the issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company, for purposes of the 1933 Act, in a manner that would cause neither Regulation D nor any other applicable exemption from registration under the 1933 Act to be available, or that would cause this offering of the Securities to require the approval of the stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, other than the Stockholder Approval. (j) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Certificate of Designations will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Certificate of Designations in accordance with this Agreement, the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. (k) Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the State of Delaware which is or could reasonably be expected to become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. (l) SEC Documents; Financial Statements; No Undisclosed Liabilities. During the two (2) years prior to the date hereof, the Company has timely filed all the SEC Documents required to be filed by it with the SEC pursuant to the 1934 Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the Sarbanes-Oxley Act of 2002, as amended (and in both cases, the rules and regulations of the SEC promulgated thereunder), in each case, applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended), contained any untrue statement of a material fact or omitted to state a

8 material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or (iii) as otherwise permitted by Regulation S-X and the other rules and regulations of the SEC) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of August 28, 2022 (the “Balance Sheet Date”) included in the SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by the Transaction Documents or otherwise incurred in connection with the transactions contemplated hereby and thereby, or (iv) that have been discharged or paid prior to the date of this Agreement. (m) Absence of Certain Changes. Since May 29, 2022, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(m), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. (n) [Reserved]. (o) Compliance; Permits. The Company and its Subsidiaries are in compliance with all applicable laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any governmental authority, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits, franchises, certificates, approvals, authorizations and licenses of governmental authorities that are required to conduct their business, except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9 (p) Transactions With Affiliates. Except as set forth on Schedule 3(p) of the Company Disclosure Letter, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner, in each case that would require disclosure in an SEC filing made by the Company (if such filing were being made on the date hereof) pursuant to Item 404 of Regulation S-K under the 1934 Act. (q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, 29,668,839 shares are issued and outstanding, 4,204,352 shares are reserved for issuance pursuant to the Company’s equity incentive plans, of which 2,900,085 shares are reserved for issuance upon the exercise of stock options and vesting of restricted stock units outstanding, and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. As of the Closing Date, (i) the Series A Preferred Shares shall rank senior to all capital stock of the Company and (ii) there will be no Pari Passu Stock or stock that is senior in rank to the Series A Preferred Shares in respect of the preferences as to dividends and other distributions, redemption payments and payments upon a Liquidation Event (each as defined in the Certificate of Designation) as of such Closing Date. Except as disclosed in the SEC Documents or Schedule 3(q) of the Company Disclosure Letter: (A) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. (r) Indebtedness and Other Contracts. Except for (i) that certain Credit and Guaranty Agreement, dated December 31, 2020, by and among the Company, Curation Foods, Inc. and Lifecore Biomedical, Inc., as borrowers, certain other subsidiary parties thereto, as guarantors, Goldman Sachs Specialty Lending Group, L.P., as lender, administrative agent and collateral agent, and certain affiliates of Guggenheim Credit Services, LLC, as lenders, and (ii) that certain Credit Agreement, dated December 31, 2020, by and among the Company, Curation Foods, Inc. and Lifecore Biomedical, Inc., as borrowers, certain other subsidiary parties thereto, as guarantors, and BMO Harris Bank., N.A., as lender and administrative agent (collectively, the “Credit Agreements”), the Company is not party to any material loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement. The Company is not subject to any provision in the Credit Agreements,

10 Certificate of Incorporation or Bylaws that prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Certificate of Designation. The Company and its Subsidiaries are not in material breach of, or default or violation under, the Credit Agreements. (s) Absence of Litigation. The Company has received no written notice of any action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case, at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (u) Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. (v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or directly employs any member of a union. Since May 29, 2022, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof, there has been no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened. As of the date hereof, no executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer will terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

11 (w) Title. The Company and its Subsidiaries have good and marketable title to all real property owned by them, and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (x) Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights described in the SEC Documents as being owned or licensed by them or which is necessary to conduct their respective businesses as now conducted (“Intellectual Property”), except where failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s best knowledge, (i) there is no existing infringement by third parties of any Intellectual Property; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Documents as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others; (v) the Company has materially complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office or of which the Company is otherwise aware. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply or the failure to obtain such permit, license or approval would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to human health (to the extent related to exposure to Hazardous Materials (as hereinafter defined)), pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all codes, decrees, injunctions, judgments, orders, or regulations issued, entered, promulgated or approved thereunder.

12 (z) Investment Company Status. The Company is neither an “investment company” nor, to the Company’s knowledge, a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended. (aa) Tax Status. The Company and each of its Subsidiaries (i) has timely and properly made or filed all U.S. federal, state and foreign tax returns, reports and declarations (including, without limitation, any information returns and any required schedules or attachments thereto) required to be filed by any jurisdiction to which it is subject and (ii) has timely paid all taxes and other governmental assessments and charges, except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established, except where the failure to so file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. (bb) Internal Accounting and Disclosure Controls. The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the 1934 Act) in accordance with Rule 13a-15 under the 1934 Act in all material respects. Except as disclosed in the SEC Documents, during the twelve (12) months prior to the date hereof, neither the Company nor any of its Subsidiaries has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. (cc) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act. (dd) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), and the implementing rules and regulations promulgated thereunder (collectively, the “Anti-Money Laundering Laws”), except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (ee) No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, employee, agent or affiliate thereof is, or is directly or indirectly owned 50% or more by, a Person that is currently the subject or the target of any economic sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other applicable sanctions authority (collectively, “Sanctions Laws”); neither the Company, any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, or affiliate thereof, is organized or resident in a country or territory that is the subject or target of comprehensive country-wide Sanctions Laws prohibiting trade with the country or territory (as of the Closing Date, Crimea, Donetsk, Luhansk, Cuba, Iran, North Korea, Russia and Syria); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company

13 and its Subsidiaries with applicable Sanctions Laws; neither the Company nor any of its Subsidiaries will use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to finance or facilitate any activity in material violation of any applicable Sanctions Law. (ff) Anti-Bribery. Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, or agent thereof, in each case acting in their capacity as such, has, within the last five (5) years, either directly or indirectly through any third party, (i) made, promised, offered or authorized any unlawful payment or gift to or for the benefit of any foreign or domestic government official or employee, political party or candidate for political office; (ii) violated or is in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the U.K. Bribery Act 2010, or any other anti-bribery or anti- corruption law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), or (iii) otherwise made any unlawful bribe, payoff, influence payment, or kickback in violation of Anti-Bribery Laws; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve material compliance with the Anti-Bribery Laws; neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to finance or facilitate any activity that would violate any Anti-Bribery Law. (gg) Investigations and Proceedings. No action, suit, investigation, or proceeding by or before any court or governmental agency, authority or body or involving the Company or any of its Subsidiaries, or any of their respective directors, officers, employees or agents, in each case acting in their capacity as such, with respect to the Anti-Money Laundering Laws, the Sanctions Laws, or the Anti-Bribery Laws is pending or, to the knowledge of the Company, threatened. (hh) No Additional Agreements; Disclosure. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. All written disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. (ii) No Other Buyer Representations and Warranties. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2. 4. COVENANTS. (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement. (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities if required under Regulation D and shall provide a copy thereof to any Buyer promptly upon such Buyer’s request. Following the Closing Date, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States.

14 (c) Reporting Status. For so long as the Series A Preferred Shares are outstanding (the “Reporting Period”), the Company shall use reasonable best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall use commercially reasonable efforts to maintain its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall use commercially reasonable efforts to maintain its eligibility to register the Series A Preferred Shares and the Conversion Shares for resale by the Investors (as defined in the Registration Rights Agreement) on a registration statement in a suitable form under the 1933 Act. (d) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely for working capital, capital expenditures, repayment of the Company’s indebtedness and general corporate purposes. (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S- 8) or amendments filed pursuant to the 1933 Act, (ii) within one (1) Business Day after the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries (except to the extent the same are (x) filed or furnished to the SEC and available as described below; or (y) otherwise widely disseminated via a national news wire or similar service), and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. Notwithstanding the foregoing, the Company shall not be obligated to send or deliver any of the foregoing to the Investors to the extent any of them are filed, furnished or otherwise made publicly available on the Company’s website or the SEC’s EDGAR (or any similar) electronic filing system. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day. (f) Fees. At Closing, the Company shall reimburse the Buyers for all documented fees and out-of-pocket expenses actually incurred in connection with the transactions contemplated hereby, up to an aggregate amount of $250,000, which payment, for the avoidance of doubt, will be made by the Company at the Closing, it being understood that each of Legion Partners, L.P. I and Legion Partners, L.P. II (collectively, the “Lead Investor”) and 22NW Fund, L.P. shall be entitled to full reimbursement of its respective expenses before payment of any other Buyer’s expenses. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Series A Preferred Shares to the Buyers. (g) Transfer or Resale; Pledge of Securities. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel selected by such Buyer, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under

15 the 1933 Act, as amended, (or a successor rule thereto) (“Rule 144” and “Rule 144A”, respectively); (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms of Rule 144 or Rule 144A and further, if Rule 144 or Rule 144A is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that an Investor and its pledgee shall be required to comply with the provisions of this Section 4(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation, at Buyer’s sole expense, as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer. (h) Disclosure of Transactions. Except as may be mutually agreed between the Lead Investor and the Company, the Company shall (i) no later than 9:00 a.m., New York City time, on the first Business Day after the Closing Date, issue a press release, in the form attached hereto as Exhibit D, describing the terms of the transactions contemplated by the Transaction Documents and (ii) on or before 4:30 p.m., New York City time, on the fourth Business Day following the Closing Date, file a Current Report on Form 8-K reasonably acceptable to the Lead Investor describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching this Agreement, the form of the Certificate of Designation and the Registration Rights Agreement as exhibits to such filing (which shall not include schedules or exhibits not customarily filed with the SEC). Subject to non-disclosure agreements that are in effect as of the date hereof, entered into by each of the Buyers in connection with the transactions contemplated in the Transaction Documents, (i) the Company shall use its commercially reasonably efforts to not, and to cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Buyer that at the applicable time of determination does not have an affiliate who serves on the Board, with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Closing Date without the express prior written consent of such Buyer or as otherwise contemplated by the Transaction Documents, and (ii) to the extent that the Company delivers any material, nonpublic information to a Buyer without such Buyer’s consent at a time when such Buyer does not have an affiliate who serves on the Board, the Company hereby covenants and agrees that, unless otherwise expressly agreed between such Buyer and the Company, such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents not to trade on the basis of, such material, nonpublic information. The Company understands and confirms that each of such Buyers will rely (in their own discretion) on the foregoing in effecting transactions in securities of the Company. (i) Additional Series A Preferred Shares; Variable Securities. Except as contemplated by the Transaction Documents, so long as any Buyer beneficially owns any Series A Preferred Shares, the Company will not issue any Series A Preferred Shares other than to the Buyers as contemplated hereby. (j) Additional Issuances of Securities.

16 (i) For purposes of this Section 4(j), the following definitions shall apply. (1) “Approved Stock Plan” means any employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan, retirement plan or any similar compensation or benefit plan, program or agreement which has been approved by the Board or the Compensation Committee of the Board, pursuant to which the Company’s securities may be issued to any employee, officer, director or other agents for services provided to the Company. (2) “Common Stock Equivalents” means, collectively, Options and Convertible Securities. (3) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock. (4) “Excluded Securities” means any: (i) shares of Common Stock issued or issuable (including upon the exercise of Options) (A) under any Approved Stock Plan; (B) pursuant to the terms of the Certificate of Designation; (C) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; or (D) pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company; (ii) securities of a Subsidiary of the Company issued to the Company or a Subsidiary of the Company, (iii) securities of a joint venture (provided that no affiliate (other than any Subsidiary) of the Company acquires any interest in such securities in connection with such issuance); or (iv) securities issued in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business; provided, that the foregoing clauses (i)(D), (iii) and (iv) shall not include a transaction in which the Company or applicable joint venture, as applicable, is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities. (5) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities. (6) “Right of Participation Percentage” means the percentage yielded from dividing (i) the number of shares of Common Stock issuable upon conversion of the aggregate number of Purchased Shares that were purchased by the Buyers on or prior to the applicable date requiring determination (without regard to the limitations on conversion set forth in the Certificate of Designation) (the “Underlying Conversion Shares”), by (ii) the sum of (x) the total number of shares of Common Stock issued and outstanding at the Closing, and (y) the Underlying Conversion Shares. (7) “Subsequent Placement” means the issuance, sale, grant of any option to purchase, exchange or other disposition of any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents. (ii) From the Closing Date until the date that the Buyers hold, in the aggregate, less than 30% of the Purchased Shares, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(j)(ii). Each Buyer may assign all or any portion of its right of participation set forth in this Section 4(j) to one or more of its affiliates in accordance with Section 8(g).

17 (1) The Company shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended Subsequent Placement (the “Offer”), which Offer Notice shall (A) identify and describe the terms and provisions of the securities being offered (the “Offered Securities”), (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities proposed to be issued, sold or exchanged (for the avoidance of doubt, such price and/or number or amount of the Offered Securities may be a formula or a reasonable range), and (C) offer to issue and sell to or exchange with such Buyers (or at such Buyer’s discretion, any of such Buyer’s affiliates) a portion of the Offered Securities equal to the Right of Participation Percentage of the Offered Securities multiplied by a fraction, the numerator of which is the Conversion Amount (as defined in the Certificate of Designation) of the Series A Preferred Shares held by the Buyers and any of their affiliates on the date that the Company delivers the applicable Offer Notice and the denominator of which is the aggregate Conversion Amount of all Purchased Shares acquired by the Buyers on or prior the applicable date requiring determination, allocated among such Buyers (or their affiliates) at such Buyers’ discretion (the “Basic Amount”). (2) To accept an Offer, in whole or in part, such Buyer (or its affiliates) must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (or such shorter period if the Offer Notice was sent in less than five (5) Business Days prior to the proposed issuance date, but in no event less than two (2) Business Days) (the “Offer Period”), setting forth the portion of such Buyer’s portion of the Basic Amount that such Buyer elects to purchase (the “Notice of Acceptance”). If the Company offers two (2) or more securities in units to the other participants in the Subsequent Placement, the participating Buyers must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice. (3) Simultaneously with the closing of the Subsequent Placement giving rise to the Buyers’ participation right, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer Notice; provided, however, that the closing of any purchase by any participating Buyer may be extended beyond the closing of the sale of the Offered Securities giving rise to such preemptive right to the extent reasonably necessary to (i) obtain required approvals from any governmental authority or (ii) permit the participating Buyer to receive proceeds from calling capital pursuant to commitments made by its (or its affiliated investment funds’) limited partners, in which case such closing shall occur on the second (2nd) Business Day after receipt of such required approvals or expiration of mandatory capital call notice periods under the applicable fund organizational documents. (4) The Company shall have thirty (30) calendar days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (I) the execution of such Subsequent Placement Agreement, and (II) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, in each case, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

18 (5) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(j)(ii)(3) and (4) above may not be issued, sold or exchanged after the expiration of the thirty (30) calendar day period described in Section 4(j)(ii)(4) above until they are again offered to the Buyers under the procedures specified in this Section 4(j)(ii). (iii) Notwithstanding anything in this Agreement to the contrary, the restrictions contained in this Section 4(j) shall not apply in connection with the issuance of any Excluded Securities. Notwithstanding anything in this Section 4(j) to the contrary, the Company will not be deemed to have breached this Section 4(j) if, not later than thirty (30) Business Days following the consummation of any Subsequent Placement in contravention of this Section 4(j), the Company or the transferee(s) in connection with such Subsequent Placement offers to sell a portion of such equity securities or additional equity securities of the type(s) in question to each Buyer so that, taking into account such previously-issued securities pursuant to the Subsequent Placement, each Buyer will have had the right to purchase or subscribe for such securities in a manner consistent with the allocation and other terms and upon same economic and other terms provided for in Section 4(j)(ii). (k) [Reserved.] (l) Legends. The certificates representing the Series A Preferred Shares and the book- entry accounts maintained by the Company’s transfer agent representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities bearing such legend): [NEITHER THE ISSUANCE AND SALE OF THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THESE SECURITIES HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT AND THE SELLER PROVIDES REASONABLE ASSURANCE THAT THE SECURITIES CAN BE SOLD PURSUANT TO SUCH RULE. NOTWITHSTANDING THE FOREGOING, BUT SUBJECT TO SECTION 4(G) OF THE SECURITIES PURCHASE AGREEMENT, DATED JANUARY 9, 2023, BY AND AMONG THE COMPANY AND THE INVESTORS LISTED ON THE SCHEDULE OF BUYERS ATTACHED THERETO, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. The legend set forth above shall be removed and the Company shall issue to the holder of such Securities by electronic delivery at (x) if eligible and requested by the holder, the applicable balance account at The Depository Trust Company, and (y) on the books of the Company or its transfer agent, if in the case of each of (x) and (y) the applicable requirements set forth on the above legend have been satisfied. (m) Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due or owed by it on (x) the issue of the Series A Preferred Shares and (y) the

19 issue of Conversion Shares upon conversion of the Series A Preferred Shares. However, in the case of conversion of Series A Preferred Shares, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares or Series A Preferred Shares to a beneficial owner other than the beneficial owner of the Series A Preferred Shares immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid. (n) Investment Company. So long as any Buyer holds any Series A Preferred Shares, the Company will not take any actions that would be reasonably likely to cause it to be an “investment company,” or a company controlled by an “investment company” other than any Buyer, as such terms are defined in the Investment Company Act of 1940, as amended. (o) Stockholder Approval. By no later than sixty (60) calendar days after the Closing Date, the Company shall file with the SEC a definitive proxy statement, in the form which has been previously reviewed by the Buyers and their representatives, at the expense of the Company, for a meeting (special or otherwise) of holders of Common Stock (the “Stockholder Meeting”), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company’s issuance of Common Stock in excess of the Exchange Cap (as defined in the Certificate of Designation) in accordance with applicable law and the rules and regulations of the Principal Market without giving effect to any limitation on conversions of the Series A Preferred Shares, including the PIK Shares (such affirmative approval being referred to herein collectively as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions in connection with the Stockholder Approval, including, without limitation, by (x) causing the Board to unanimously recommend to the stockholders of the Company that they approve such resolutions, (y) using reasonable best efforts to cause its officers and directors who hold shares of Common Stock to be present at the Stockholder Meeting for quorum purposes (including by proxy) and (z) using reasonable best efforts to cause such officers and directors to vote their respective shares of Common Stock in accordance with the Board’s recommendation. The Stockholder Meeting shall be promptly called and held not later than ninety (90) calendar days after the Closing Date (the “Stockholder Meeting Deadline”). If the Stockholder Approval is not obtained by the Stockholder Meeting Deadline, the Company shall use its best efforts to obtain the Stockholder Approval until such approval is received at a subsequent stockholder meeting called for such purposes or at any subsequent annual meeting of its stockholders. (p) No Integrated Offering. None of the Company, its Subsidiaries or any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings by the Company for purposes of the 1933 Act. (q) No Adverse Amendments to Credit Agreements. So long as any Buyer holds any Series A Preferred Shares, the Company agrees not to extend, supplement or amend the Credit Agreements or enter into any other agreement or instrument restricting the declaration or payment of cash dividends on the Series A Preferred Shares or the right of Buyers to require the Company to redeem the Series A Preferred Shares, in each case, on or after the Applicable Date (as defined in the Certificate of Designation). (r) Nasdaq Listing. To the extent it has not already done so, promptly following the Closing, the Company shall apply to cause the Conversion Shares to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance. (s) Stock Certificates. The Company shall issue to each Buyer in certificated form such number of applicable Series A Preferred Shares that was purchased by such Buyer at the Closing as soon as reasonably feasible, but in no event later than ten (10) Business Days after the Closing Date;

20 provided that electronic copies of such certificates or book entry records shall be delivered to each Buyer prior to the date that is five (5) Business Days after the Closing Date. 5. REGISTER; TRANSFER AGENT INSTRUCTIONS (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company or its transfer agent as the Company may designate by notice to each holder of Securities), a register for the Series A Preferred Shares in which the Company shall record the name and address of the Person in whose name the Series A Preferred Shares have been issued (including the name and address of each transferee), the Stated Value (as defined in the Certificate of Designation) of the Series A Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Series A Preferred Shares. The Company shall keep the register open and available during business hours for inspection by any Buyer or its legal representatives upon five (5) Business Days’ prior written request by such Buyer or its legal representatives. (b) Transfer Agent Instructions. The Company shall deliver the Transfer Agent Instructions to its transfer agent, and any subsequent transfer agent, with instructions to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares issued upon conversion of the Series A Preferred Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Series A Preferred Shares. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. 6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the applicable Series A Preferred Shares to each Buyer at the Closing, is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived (in whole or in part) by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof: (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. (b) Such Buyer shall have delivered its applicable Purchase Price to the Company for the Series A Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company. (c) The representations and warranties of such Buyer shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date other than the Closing Date (which shall be true and correct as of such specified date).

21 (d) Such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date. 7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the applicable Series A Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived (in whole or in part) by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof: (a) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents. (b) The Company shall have delivered to such Buyer a copy of the Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent. (c) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State, as of a date within ten (10) days of the Closing Date. (d) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, certifying (i) the resolutions consistent with Section 3(b) as adopted by the Board in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation, (iii) the Bylaws and (iv) that the Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. (e) The representations and warranties of the Company shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date other than the Closing Date (which shall be true and correct as of such specified date). (f) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. (g) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not be suspended, in each case, on the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market. (h) The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended. (i) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities other than the Required Approvals.

22 (j) Such Buyer shall have received the Company’s wire instructions on Company’s letterhead duly executed by an authorized executive officer of the Company. 8. MISCELLANEOUS. (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. (d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). (e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents, and the instruments referenced herein and therein contain the entire

23 understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of Conversion Shares issued or issuable pursuant to the terms of the Series A Preferred Shares (the “Required Holders”). Any amendment or waiver effected in accordance with this Section 8(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents and holders of Series A Preferred Shares. (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (iii) upon delivery, when sent by electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be: If to the Company: Lifecore Biomedical, Inc. 3515 Lyman Boulevard Chaska, Minnesota 55318 Telephone: (952) 368-4300 Attention: John D. Morberg Email: John.Morberg@lifecore.com with a copy (for informational purposes only) to: Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA Telephone: (714) 755-8050 Attention: Darren J. Guttenberg, Esq. Email: Darren.Guttenberg@lw.com If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to: Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019 Telephone: (212) 451-2206; (212) 451-2230 Attention: Elizabeth Gonzalez-Sussman, Esq.; Michael R. Neidell, Esq. Email: EGonzalez@olshanlaw.com; MNeidell@olshanlaw.com

24 or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series A Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that an Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of such Buyer without the Company’s prior written consent. (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 8(k). (i) Survival. The representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise or conversion of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated

25 hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the indemnification set forth in this Section 8(k) is intended to apply, and shall apply, to direct claims asserted by any Buyer against the Company as well as any third party claims asserted by an Indemnitee (other than a Buyer) against the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(k) shall be the same as those set forth in Section 7 of the Registration Rights Agreement. (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company and each Buyer recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers or the Company, as applicable. The Company and each Buyer therefore agrees that the non-breaching party shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. (n) Adjustments. All Series A Preferred Shares and Purchase Prices per Series A Preferred Share set forth in this Agreement shall be adjusted as appropriate for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Series A Preferred Shares occurring after the date hereof. (o) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights. (p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated

26 in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. [Signature Page Follows]

[Signature Page to Securities Purchase Agreement] IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above. COMPANY: LIFECORE BIOMEDICAL, INC. By: /s/ James. G. Hall Name: James. G. Hall Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement] IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above. BUYERS: LEGION PARTNERS, L.P. I By: Legion Partners Asset Management, LLC Investment Advisor By: /s/ Christopher S. Kiper Name: Christopher S. Kiper Title: Managing Director LEGION PARTNERS, L.P. II By: Legion Partners Asset Management, LLC Investment Advisor By: /s/ Christopher S. Kiper Name: Christopher S. Kiper Title: Managing Director

[Signature Page to Securities Purchase Agreement] IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above. 22NW FUND, LP By: /s/ Aron English Name: Aron English Title: President

[Signature Page to Securities Purchase Agreement] IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above. WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. By: Wynnefield Capital Management, LLC, its General Partner By: /s/ Nelson Obus Name: Nelson Obus Title: Co-Managing Member WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I By: Wynnefield Capital Management, LLC, its General Partner By: /s/ Nelson Obus Name: Nelson Obus Title: Co-Managing Member WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND LTD By: Wynnefield Capital, Inc., its Investment Manager By: /s/ Nelson Obus Name: Nelson Obus Title: Co-Managing Member

[Signature Page to Securities Purchase Agreement] IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above. CSC PARTNERS FUND LP By: /s/ Jeffrey Bronchick Name: Jeffrey Bronchick Title: Principal, Portfolio Manager COVE STREET CAPITAL SMALL CAP VALUE FUND, A SERIES MANAGED PORTFOLIO SERIES By: Cove Street Capital, LLC, its Investment Advisor By: /s/ Jeffrey Bronchick Name: Jeffrey Bronchick Title: Principal, Portfolio Manager

[Signature Page to Securities Purchase Agreement] IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above. Anil Shrivastava 325 Capital LLC Managing Partner For 325 CAPITAL MASTER FUND By: /s/ Anil Shrivastava Anil Shrivastava 325 Capital LLC Managing Partner For GOTHIC ERP 649947 (USD) By: /s/ Anil Shrivastava Anil Shrivastava 325 Capital LLC Managing Partner For GOTHIC CORP 649429 (USD) By: /s/ Anil Shrivastava Anil Shrivastava 325 Capital LLC Managing Partner For GOTHIC JBD LLC 650324 (USD) By: /s/ Anil Shrivastava Anil Shrivastava 325 Capital LLC Managing Partner For GOTHIC HSP CORP 649359 (USD) By: /s/ Anil Shrivastava

Annex A Schedule of Buyers (1) (2) (3) (4) (5) Buyer Address, Facsimile Number and Email Number of Series A Preferred Shares Purchase Price Legal Representative’s Address, Facsimile Number and Email Legion Partners, L.P. I 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025 916 914-2100 CKiper@legionpartners.com DKatz@legionpartners.com 11,414 $11,414,000 1325 Avenue of the Americas, New York, NY 10019 (212) 451-2222 EGonzalez@olshanlaw.com MNeidell@olshanlaw.com Legion Partners, L.P. II 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025 916 914-2100 CKiper@legionpartners.com DKatz@legionpartners.com 1,086 $1,086,000 1325 Avenue of the Americas, New York, NY 10019 (212) 451-2222 EGonzalez@olshanlaw.com MNeidell@olshanlaw.com 22NW Fund, LP 1455 NW Leary Way, Suite 400 Seattle, WA 98107 jstoner@EnglishCap.com 15,000 $15,000,000 Adam Finerman 45 Rockefeller Plaza New York, NY 10111-0100 212.589.4233 afinerman@bakerlaw.com Wynnefield Partners Small Cap Value, L.P. 450 Seventh Avenue, Suite 509 New York, NY 10123 212-760-0824 nobus@wynnecap.com szelkowicz@wynnecap.com 1,040 $1,040,000 Kane Kessler, P.C. 600 Third Avenue, 35th Floor New York, NY 10022 Email: rlawrence@kanekessler.com Attention: Robert L. Lawrence, Esq. 212-245-3009

Wynnefield Partners Small Cap Value, L.P. I	450 Seventh Avenue, Suite 509 New York, NY 10123 212-760-0824 nobus@wynnecap.com szelkowicz@wynnecap.com	1,560	$1,560,000	Kane Kessler, P.C. 600 Third Avenue, 35th Floor New York, NY 10022 Email: rlawrence@kanekessler.com Attention: Robert L. Lawrence, Esq. 212-245-3009
Wynnefield Small Cap Value Offshore Fund Ltd	450 Seventh Avenue, Suite 509 New York, NY 10123 212-760-0824 nobus@wynnecap.com szelkowicz@wynnecap.com	650	$650,000	Kane Kessler, P.C. 600 Third Avenue, 35th Floor New York, NY 10022 Email: rlawrence@kanekessler.com Attention: Robert L. Lawrence, Esq. 212-245-3009
CSC PARTNERS FUND LP	525 South Douglas Street, Suite 225 El Segundo, CA 90245 jbronchick@covestreetcapital.com	1,500	$1,500,000	Davis Graham & Stubbs LLP 1550 17th Street Suite 500 Denver, CO 80202 f. 303.893.1379 peter.schwartz@dgslaw.com Attention: Peter H. Schwartz
Cove Street Capital Small Cap Value Fund, a series Managed Portfolio Series	Managed Portfolio Series 615 East Michigan Street Milwaukee, WI 53202 brian.wiedmeyer@usbank.com	1,500	$1,500,000	John Hadermayer Vice President | Regulatory Administration p. 414.721.8328 john.hadermayer@usbank.com
325 Capital Master Fund	DUMAC, Inc. Attn: Josh Schoedler 280 S Mangum St., Suite 210 Durham, NC 27701 ashrivastava@325Capital.com	774	$774,000	BOA-ML Restricted Processing Attn: Account N 3E720075 1500 Merrill Lynch Drive NJ2-150-02-40 Pennington, NJ 08534

Gothic ERP 649947 (USD) DUMAC, Inc. Attn: Josh Schoedler 280 S Mangum St., Suite 210 Durham, NC 27701 ashrivastava@325Capital.com 415 $415,000 Josh Cohen Sidley Austin LLP One South Dearborn Chicago, IL 60603 (312) 853-0834 Joshua.cohen@sidley.com Gothic Corp 649429 (USD) DUMAC, Inc. Attn: Josh Schoedler 280 S Mangum St., Suite 210 Durham, NC 27701 ashrivastava@325Capital.com 2,247 $2,247,000 Josh Cohen Sidley Austin LLP One South Dearborn Chicago, IL 60603 (312) 853-0834 Joshua.cohen@sidley.com Gothic JBD LLC 650324 (USD) DUMAC, Inc. Attn: Josh Schoedler 280 S Mangum St., Suite 210 Durham, NC 27701 ashrivastava@325Capital.com 838 $838,000 Josh Cohen Sidley Austin LLP One South Dearborn Chicago, IL 60603 (312) 853-0834 Joshua.cohen@sidley.com Gothic HSP Corp 649359 (USD) DUMAC, Inc. Attn: Josh Schoedler 280 S Mangum St., Suite 210 Durham, NC 27701 ashrivastava@325Capital.com 726 $726,000 Josh Cohen Sidley Austin LLP One South Dearborn Chicago, IL 60603 (312) 853-0834 Joshua.cohen@sidley.com

Exhibit A Certificate of Designations

Exhibit B Registration Rights Agreement

Exhibit C Irrevocable Transfer Agent Instructions

Exhibit D Closing Press Release